As filed with the Securities and Exchange Commission on December 12, 2016

Registration No. 333-195479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEN TEXT CORPORATION

(Exact name of registrant as specified in its charter)

Canada	98-0154400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Frank Tompa Drive

Waterloo, Ontario, Canada N2L0A1

(519) 888-7111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Open Text Inc.

The Pyramid Center

600 Montgomery Street, Suite 1800

San Francisco, California 94111

(415) 500-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon A. Davies, Esq. EVP, Chief Legal Officer and Corporate Development Open Text Corporation 275 Frank Tompa Drive Waterloo, Ontario, Canada N2L 0A1 (519) 888-7111	Craig B. Brod, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Chris Hewat, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Toronto, Ontario M5L 1A9 (416) 863-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Shares, no par value(3)(4)(5)
Preference Shares, no par value(3)
Debt Securities(3)
Depositary shares(3)
Warrants(3)
Purchase Contracts(3)
Units(3)
Subscription Receipts(3)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(3)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(4)	An indeterminate number of shares of common shares may be issued from time to time upon exercise, conversion or exchange of other securities.
(5)	Including rights to acquire Common Shares pursuant to Open Text Corporation’s shareholder rights plan.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 relates to the Shelf Registration Statement on Form S-3 (File No. 333-195479) of Open Text Corporation, which was filed with the Securities and Exchange Commission (the “SEC”) and automatically became effective on April 24, 2014, as amended by the Post-Effective Amendment No. 1 on May 10, 2016 (the “Registration Statement”). It is being filed with the SEC so that the base prospectus included in the Registration Statement is consistent with the updated Canadian base shelf short-form prospectus dated December 9, 2016. The existing base prospectus, dated May 10, 2016 that currently forms part of the Registration Statement is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 2. This Post-Effective Amendment No. 2 will become effective immediately upon filing with the SEC.

The Registration Statement contains two forms of prospectus: one to be used in connection with offerings of the securities described herein in the United States, which we refer to as the “U.S. Prospectus,” and one to be used in connection with offerings of such securities in Canada, which we refer to as the “Canadian Prospectus.” The U.S. Prospectus and the Canadian Prospectus are substantially identical, except for the cover page and the table of contents, and except that the Canadian Prospectus includes certain disclosure required by Canadian securities laws and a “Certificate of the Company.” The U.S. Prospectus is included herein and is followed by the alternate and additional pages to be used in the Canadian Prospectus. Each alternate page for the Canadian Prospectus included herein is labeled “Alternate Page for Canadian Prospectus.” Each additional page for the Canadian Prospectus included herein is labeled “Additional Page for Canadian Prospectus.”

P R O S P E C T U S

Common Shares

Preference Shares

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Receipts

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	common shares;

•	preference shares;

•	debt securities;

•	depositary shares;

•	warrants;

•	purchase contracts;

•	units; and

•	subscription receipts.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the specific manner in which the securities will be offered. We, or any selling securityholders, will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. In the case of an offering by a selling securityholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling securityholder. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We, or any selling securityholders, may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common shares will be listed on any securities exchange. Our common shares are traded on the NASDAQ Global Select Market under the symbol “OTEX” and on the Toronto Stock Exchange (“TSX”) under the symbol “OTC.”

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” on page 3 and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated December 12, 2016

We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

NOTICE TO UNITED STATES INVESTORS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing an automatic shelf registration process. Under this shelf process, we or any selling securityholders may periodically sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts that we or any selling securityholders may offer. Each time we or any selling securityholders offer securities, we or any selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the documents referred to in “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

All references in this prospectus to “OpenText,” the “Company,” “we,” “us” or “our” refer to Open Text Corporation and, unless context requires otherwise, its subsidiaries.

When we use the term “securities,” we are referring to any of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units or subscription receipts, each as may be offered by this prospectus and the accompanying prospectus supplement.

Except as noted, all amounts are expressed in U.S. Dollars. All references to “U.S.$” or “$” are to U.S. Dollars and all references to “Cdn. $” are to Canadian Dollars.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (Ontario) and Canadian securities legislation in each of the provinces in which this prospectus is filed. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would” and variations of these words or similar expressions, we do so to identify forward-looking statements. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or elsewhere are based on certain assumptions including the following: (i) countries continuing to implement and enforce existing and additional customs and security regulations relating to the provision of electronic information for imports and exports; (ii) our continued operation of a secure and reliable business network; (iii) the stability of general economic and market conditions, currency exchange rates, and interest rates; (iv) equity and debt markets continuing to provide us with access to capital; (v) our continued ability to identify and source attractive and executable business combination opportunities; and

(vi) our continued compliance with third party intellectual property rights. Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on our outstanding debt securities; (iii) the possibility that we may be unable to meet our future reporting requirements under the Exchange Act, and the rules promulgated thereunder; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of our customers; (vii) the competition we face in our industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States or elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of our products or services; (xi) the continuous commitment of our customers; (xii) demand for our products and services; (xiii) increase in exposure to international business risks as we continue to increase our international operations; (xiv) inability to raise capital at all or on not unfavorable terms in the future; and (xv) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); and (xvi) potential changes in ratings or outlooks of rating agencies on our outstanding debt securities. Other factors that may affect forward-looking statements include, but are not limited to: (i) our future performance, financial and otherwise; (ii) our ability to bring new products and services to market and to increase sales; (iii) the strength of our product development pipeline; (iv) failure to secure and protect patents, trademarks and other proprietary rights; (v) infringement of third-party proprietary rights triggering indemnification obligations and resulting in significant expenses or restrictions on our ability to provide our products or services; (vi) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement; (vii) our growth and profitability prospects; (viii) the estimated size and growth prospects of the Enterprise Information Management (“EIM”) market; (ix) our competitive position in the EIM market and our ability to take advantage of future opportunities in this market; (x) the benefits of our products and services to be realized by customers; (xi) the demand for our products and services and the extent of deployment of our products and services in the EIM marketplace; (xii) our financial condition and capital requirements; (xiii) system or network failures or information security breaches in connection with our services and products; and (xiv) failure to attract and retain key personnel to develop and effectively manage our business.

You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the heading “Risk Factors” in any applicable prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, might not occur.

OPEN TEXT CORPORATION

We operate in the EIM market. We are an independent company providing a comprehensive platform and suite of software products and services that assist organizations in finding, utilizing, and sharing business information from any device in ways which are intuitive, efficient and productive. Our technologies and business solutions address one of the biggest problems encountered by enterprises today: the explosive growth of information volume and formats. Our software and services allow organizations to manage the information that flows into, out of, and throughout the enterprise as part of daily operations. Our solutions help to improve customer satisfaction and digital experience, gain analytical insight, improve collaboration with business partners, address the legal and business requirements associated with information governance, and help to ensure that information remains secure and private, as demanded in today’s highly regulated climate.

Our products and services are designed to provide the benefits of maximizing the value of enterprise information while largely minimizing its risks. Our solutions incorporate collaborative and mobile technologies and are delivered for on-premises deployment as well as through cloud, hybrid and managed hosted services models to provide the flexibility and cost efficiencies demanded by the market. In addition, we provide solutions that facilitate the exchange of information and transactions that occur between supply chain participants, such as manufacturers, retailers, distributors and financial institutions, and are central to a company’s ability to effectively collaborate with its partners.

Open Text Corporation was incorporated on June 26, 1991 and our initial public offering was on the NASDAQ in 1996 and we were subsequently listed on the TSX in 1998. We are a multinational company and as of September 30, 2016, employed approximately 9,700 people worldwide. Our principal office is at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, and our telephone number at that location is (519) 888-7111. Our website is www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference. See the sections entitled “Where You Can Find More Information” on page 24 and “Documents Incorporated by Reference” on page 25.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale by us of the securities described in this prospectus for our general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

While we currently anticipate that we will use the net proceeds from any sale of the securities described in this prospectus as set forth above, we may reallocate the net proceeds from time to time based on our strategy relative to the market and other conditions in effect at the time.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for the indicated periods:

	Three Months Ended September 30,	Fiscal Year Ended June 30,
	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	2.96x	4.81x	5.87x	10.90x	11.49x	9.82x
Ratio of earnings to combined fixed charges and preference dividends(2)	2.96x	4.81x	5.87x	10.90x	11.49x	9.82x

(1)	For the purpose of these calculations, “earnings” is the amount resulting from adding together earnings before taxes, fixed charges, and losses attributable to non-controlling interests. “Fixed charges” includes interest expensed, capitalized and capitalized expenses related to indebtedness.
(2)	There were no preference shares outstanding for the indicated periods. Accordingly, the ratio of earnings to combined fixed charges and preference dividends was identical to the ratio of earnings to fixed charges for each period.

SUPPLEMENTAL CANADIAN DISCLOSURE

The following information under “Prior Sales,” “Trading Price and Volume” and “Consolidated Capitalization” is included solely for the purposes of complying with the requirements of applicable securities laws in each of the provinces of Canada in which this prospectus is filed.

Prior Sales

Prior sales of our securities will be provided, as required, in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

Trading Price and Volume

Our common shares are traded on the NASDAQ under the symbol “OTEX” and on the TSX under the symbol “OTC”. Trading prices and volume of our securities will be provided, as required, in each prospectus supplement to this prospectus.

Consolidated Capitalization

There have been no material changes in our share or loan capital on a consolidated basis since September 30, 2016, being the date of our most recently filed financial statements.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts that we or selling securityholders, as applicable, may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

Description of Common Shares

The description below summarizes the general terms of our common shares. This section is a summary, and it does not describe every aspect of our common shares. This summary is subject to and qualified in its entirety by reference to our articles and our by-laws.

Authorized Shares

The Company is authorized to issue an unlimited number of common shares without par value. As of December 1, 2016, there were 121,585,396 common shares outstanding. All outstanding common shares are fully paid and non-assessable.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all shareholder meetings and are entitled to cast one vote for each common share held of record on all matters acted upon at any shareholder meeting. Holders of the common shares are not entitled to cumulate votes in connection with the election of directors.

Dividends and Other Distributions

Holders of the common shares are entitled to dividends if, as and when declared by the board of directors of the Company, subject to the rights of shares, if any, having priority over the common shares, including the preference shares. Our board of directors have adopted a policy to pay non-cumulative quarterly dividends. However, future declarations of dividends are subject to the final determination of our board of directors, in its discretion based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of the Company and our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in all assets remaining after payment of debts and liabilities, subject to the rights of shares, if any, having priority over the common shares, including the preference shares.

Other Provisions

Holders of common shares have no pre-emptive, subscription, redemption or conversion rights.

Shareholder Rights Plan

On September 23, 2016, at our annual and special meeting of shareholders, our shareholders approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that the

Company and Computershare Investor Services Inc. originally entered into as of November 1, 2004, and as previously amended and restated on December 6, 2007, December 2, 2010 and September 26, 2013. Upon such shareholder approval, the Amended Rights Plan was entered into as of September 23, 2016.

The Amended Rights Plan continues to provide a right (which may only be exercised if a person acquires control of 20% or more of our common shares) for each shareholder, other than the person that acquires 20% or more of our common shares, to acquire additional common shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of our common shares, our board of directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of our long-term strategic plans, as these may be modified by us from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate, as defined in the Amended Rights Plan) and the termination of the annual meeting of our shareholders in the year 2019 unless at or prior to such meeting our shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2019 annual meeting of our shareholders.

Description of Preference Shares

The Company is authorized to issue an unlimited number of preference shares (designated in our articles as First Preference Shares), without par value, in one or more series, each such series consisting of such number of shares and having the designation, rights (including voting and dividend rights), privileges, restrictions and conditions as may be determined by our board of directors and as will be set forth in an amendment to our articles. The prospectus supplement relating to any series of preference shares we may offer will contain the specific terms of that series, including some or all of the following:

•	whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•	whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of OpenText;

•	whether and the extent to which the series will be guaranteed;

•	whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of OpenText, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax and Canadian federal or provincial income tax considerations applicable to the preference shares being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Holders of each series of preference shares, except as required by law, will not be entitled to vote at shareholder meetings except as specified in the rights, privileges, restrictions and conditions relating to the series of preference shares. With respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of the Company, whether voluntary or involuntary, the preference shares of each series shall rank on parity with the preference shares of every other series and are entitled to preference over the common shares and any other shares ranking junior to the preference shares from time to time and may also be given such other preference over the common shares and any other shares ranking junior to the preference shares as may be determined at the time of creation of such series.

As of the date of this prospectus, no preference shares are outstanding.

Description of Debt Securities

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “OpenText” refer solely to Open Text Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated, to the extent required, and delivered, under the applicable indenture.

We may issue senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” We may issue senior debt securities under an indenture dated as of April 24, 2014 among us and Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee. This indenture, as supplemented from time to time, is referred to in this prospectus as the “senior indenture.” The senior indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We may issue subordinated debt under a separate indenture to be entered into among us and one or more trustees and co-trustees. This indenture, as supplemented from time to time, is referred to in this prospectus as the “subordinated indenture.” The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement. References to the “indenture” in this prospectus refer to the senior indenture or the subordinated indenture, as applicable. With respect to the senior indenture, we refer to Computershare Trust Company, N.A. as the “trustee” and Computershare Trust Company of Canada as the “co-trustee” in this prospectus. With respect to the subordinated indenture, references to the “trustee” and the “co-trustee” in this prospectus refer to the trustee and the co-trustee to be identified in the applicable prospectus supplement. If a different trustee or co-trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC and the securities commissions or similar regulatory authorities in each of the provinces of Canada other than Québec (which we refer to as the Canadian securities regulators) at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•	our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•	if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•	any ranking provisions or subordination provisions applicable to securities of the series;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series;

•	any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee or co-trustee, the identity of the registrar and any paying agent;

•	if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur;

•	a discussion of any material U.S. federal income tax and Canadian federal or provincial income tax considerations applicable to the debt securities being offered; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The senior debt securities that we may offer under the indenture will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables, of our subsidiaries. The subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of the subordinated debt securities will be described below under “—Additional Provisions Applicable to Subordinated Debt Securities—Subordination of Subordinated Debt Securities,” or as described in the applicable prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will furnish to the trustee, within 30 days after we file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Amalgamation, Consolidation, Merger and Sale of Assets

The indenture provides that we may not amalgamate, consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•	either we are the resulting, surviving or transferee corporation, or our successor is a corporation that expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us; and

•	any other event of default with respect to a series of debt securities described in the applicable prospectus supplement.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or co-trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee and the co-trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee and the co-trustee pursue the remedy;

•	such holder or holders have offered to the trustee and the co-trustee security or indemnity reasonably satisfactory to the trustee and the co-trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee and the co-trustee have not complied with the request within 60 days of the receipt of such notice, request and offer of indemnity; and

•	during the 60-day period, the trustee and the co-trustee have not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee or co-trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) will not constitute a default or an event of default. The sole remedy for such breach will be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee and co-trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee and the co-trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•	evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•	cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•	provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•	conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Notes” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	comply with the requirements of the Canada Business Corporations Act applicable to trust indentures;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•	in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common shares or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•	in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee and the co-trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•	reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•	modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants or waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•	reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•	change the ranking provisions of the subordinated indenture in a manner adverse to the holders of debt securities issued thereunder in any material respect;

•	impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•	any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies, to hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities and certain obligations to the trustee and co-trustee), upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service (the “IRS”), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian federal or provincial income tax law or a ruling from the Canada Revenue Agency, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, either such opinion would require a change in current U.S. and Canadian tax laws.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian federal or provincial income tax law, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and co-trustee and ours, including, among others, the obligations to apply money held in trust) when:

•	either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee or co-trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee or co-trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee or co-trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•	no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•	we have delivered irrevocable instructions to the trustee or co-trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•	we have delivered to the trustee or co-trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or co-trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee or co-trustee and paying agent will pay the money back to us upon our request. However, the trustee or co-trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York and Toronto, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 calendar days from the publication or mailing. After the trustee or co-trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and co-trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee or co-trustee any debt securities surrendered to them for transfer, exchange, redemption or payment, and the trustee or co-trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee or co-trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee or co-trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee or co-trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee or co-trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee or co-trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee or co-trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee or co-trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement (which may include certain other procedures applicable to securities issued to Canadian investors), our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company (“DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—a bank, brokerage house or other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	An event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor the trustee or co-trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee and Co-Trustee

Computershare Trust Company, N.A. is the trustee and Computershare Trust Company of Canada is the co-trustee under the senior indenture. The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement.

Except during the continuance of an event of default, the trustee and the co-trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee and the co-

trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee and co-trustee, subject to certain exceptions. Subject to these provisions, none of the trustee or the co-trustee will be under obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee or the co-trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee and the co-trustee will be permitted to engage in other transactions with us; however, if the trustee or the co-trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or co-trustee, or resign.

The trustee and co-trustee are affiliates of Computershare Investors Services Inc. which is the transfer agent and registrar for our common shares.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under the subordinated indenture and will be subordinate in right of payment to certain other indebtedness as described below under “—Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” is defined in the subordinated indenture as, with respect to any “person” (as defined in the subordinated indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•	obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•	obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•	renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bullet points of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

Description of Depositary Shares

We may issue fractional interests in common shares or preference shares, rather than common shares or preference shares, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a common share or a preference share. The common shares or preference shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

Description of Warrants

We may issue warrants, including warrants to purchase debt securities, common shares, preference shares or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities, which may include debt securities, common shares, preference shares or other securities, property or assets for which you may exercise the warrants;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities or amount of other property or assets that you may purchase upon exercise of each warrant;

•	the currency, currencies, or currency units, if other than in U.S. dollars, in which the warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities, property or assets receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities, property or assets purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities, property or assets purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax or Canadian federal or provincial income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities, common shares, preference shares or other securities purchasable upon that exercise.

Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of common shares, preference shares or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preference shares or depositary shares. The consideration per common share or preference share or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, preference shares or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common shares, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common shares, preference shares, depositary shares or other security or property under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

The prospectus supplement relating to any purchase contracts that we may offer will contain the specific terms of the purchase contracts.

Description of Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, common shares, subscription receipts or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

Description of Subscription Receipts

We may issue subscription receipts to purchase debt or equity securities, subject to compliance with applicable law. Each subscription receipt will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the applicable prospectus supplement for the subscription receipts. We may issue subscription receipts independently or together with any offered securities. The subscription receipts may be attached to or separate from those offered securities. We will issue the subscription receipts under subscription receipt agreements to be entered into between us and a bank or trust company, as subscription receipt agent, all as described in the applicable prospectus supplement. The subscription receipt agent will act solely as our agent in connection with the subscription receipts and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of subscription receipts.

The prospectus supplement relating to any subscription receipts that we may offer will contain the specific terms of the subscription receipts.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell any combination of the securities covered by this prospectus in any of the following three ways (or in any combination of the following three ways):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We or any selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling securityholders or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us or any selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the names of any selling securityholders;

•	the initial public offering price of the securities and the proceeds to us or any selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we or any selling securityholders use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We or any selling securityholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or any selling securityholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or any selling securityholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling securityholders may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or Canadian securities legislation, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

Each issue of preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, such securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such securities or as to the liquidity of the trading market for such securities.

SELLING SECURITYHOLDERS

Securities may be sold under this prospectus by way of a secondary offering by one or more selling securityholders. The terms under which the securities will be offered by selling securityholders and information regarding such selling securityholders will be described, as required under applicable securities laws, in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Canadian company. Some of our directors and executive officers live outside the United States. Some of the assets of our directors and executive officers and some of our assets are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in U.S. courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under U.S. federal securities laws in original actions and/or enforce claims for punitive damages.

VALIDITY OF THE SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for OpenText by Blake, Cassels & Graydon LLP, Toronto, Ontario, with respect to matters of Canadian law, and Cleary Gottlieb Steen & Hamilton LLP, New York, New York, with respect to matters of U.S. law. The partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company. The partners, counsel and associates of Cleary Gottlieb Steen & Hamilton LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2016, which comprise the consolidated balance sheet as at June 30, 2016 and June 30, 2015, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2016, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2016, have been incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 in reliance upon the reports therein of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2016, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of certain assets of the enterprise content division of EMC Corporation as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed December 12, 2016, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP, independent registered public accounting firm.

The transfer agent and registrar for the common shares is Computershare Investor Services Inc. at its principal office in Toronto, Ontario, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC and with the Canadian securities regulators. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The documents that we have filed with the Canadian securities regulators are available to the public over the Internet at www.sedar.com. Please note that the SEC’s website and the website containing Canadian securities regulators filings are included in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable prospectus supplement, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC on July 27, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 3, 2016;

•	our Current Reports on Form 8-K filed with the SEC on July 27, 2016 (Item 8.01 only), September 13, 2016 (excluding Item 7.01 and Exhibit 99.1), September 23, 2016, November 3, 2016 (Item 8.01 only) and December 12, 2016; and

•	the description of our securities contained in our Current Report on Form 8-K filed with the SEC on April 24, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is /www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus for Québec and amended and restated short form base shelf prospectus for all other provinces of Canada has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this short form prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

We have filed a registration statement on Form S-3 on April 24, 2014, as amended by the post-effective amendment No. 1 on May 10, 2016, with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Open Text Corporation at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1 (telephone (519) 888-7111), and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS FOR THE PROVINCE OF QUÉBEC

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS AMENDING AND RESTATING THE SHORT FORM BASE SHELF PROSPECTUS DATED MAY 10, 2016 FOR ALL OTHER PROVINCES OF CANADA

New Issue and/or Secondary Offering	December 9, 2016

OPEN TEXT CORPORATION

U.S. $1,000,000,000

Common Shares

Preference Shares

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Receipts

Open Text Corporation (“we”, “Open Text” or the “Company”) or our securityholders may from time to time offer and issue or sell, as applicable, the following securities: (i) common shares; (ii) preference shares; (iii) debt securities; (iv) depositary shares; (v) warrants; (vi) purchase contracts; (vii) units; and (viii) subscription receipts, at an aggregate offering price of up to U.S. $1,000,000,000 (or its equivalent in any other currency used to denominate the securities at the time of the offering) at any time during the 25-month period that this prospectus, including any amendments hereto, remains valid. These securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

All shelf information omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters described in this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

We or any selling securityholders may sell the securities to or through underwriters or dealers purchasing as principals, and may also sell the securities to one or more purchasers directly pursuant to applicable statutory exemptions or through agents. The prospectus supplement relating to a particular offering of securities will set out the name of each underwriter, dealer or agent involved in the sale of the securities and will set forth the terms of the offering of such securities, the method of distribution of such securities, including, to the extent applicable, the proceeds to us and any selling securityholders, as applicable, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

In connection with any offering of securities under this prospectus (unless otherwise specified in a prospectus supplement), the underwriters, dealers or agents may over-allot or effect transactions intended to stabilize or maintain the market price of the securities offered at a higher level than that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

We have filed an undertaking with the Ontario Securities Commission that we will not distribute specified derivatives or asset-backed securities, as the case may be, that, at the time of distribution, are novel without pre-clearing with the applicable regulator the disclosure to be contained in the shelf prospectus supplement pertaining to the distribution of the novel specified derivatives or asset-backed securities.

Pursuant to a decision granted by the Autorité des marchés financiers, the securities regulatory authority in the Province of Québec, on December 2, 2016, the Company has received a permanent exemption from the requirement to file a French language version of the exhibits to documents filed by the Company pursuant to U.S. securities legislation which are incorporated by reference in this prospectus, including Form 8-Ks, Form 10-Ks and Form 10-Qs.

Our common shares are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “OTEX” and on the Toronto Stock Exchange (the “TSX”) under the symbol “OTC”. On December 8, 2016, the closing price per share of our common shares was U.S.$61.43 on the NASDAQ and Cdn. $81.01 on the TSX.

Unless otherwise specified in the applicable prospectus supplement, the securities in respect of which this prospectus is being delivered, other than our common shares, will not be listed on any securities exchange. Accordingly, unless so specified, there will be no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation. See “Risk Factors” in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” on page 4 and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Owning our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any applicable prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with International Financial Reporting Standards.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Gail E. Hamilton and Brian J. Jackman, each a director of the Company, reside outside of Canada and have appointed Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, as agent for service of process. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

The head and registered office of the Company is located at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

Notice to United States Investors	1

About This Prospectus	1

Note Regarding Forward-Looking Statements	1

Open Text Corporation	3

Risk Factors	4

Use of Proceeds	4

Ratio of Earnings to Combined Fixed Charges and Preference Dividends	4

Supplemental Canadian Disclosure	4

Prior Sales	5

Trading Price and Volume	5

Consolidated Capitalization	5

Description of Securities	5

Plan of Distribution	25

Selling Securityholders	27

Service of Process and Enforceability of Civil Liabilities	27

Validity of the Securities	27

Experts	27

Auditors, Transfer Agent and Registrar	28

Where You Can Find More Information	28

Documents Incorporated by Reference	28

Earnings Coverage Ratios	30

Purchasers’ Statutory and Contractual Rights	30

Certificate of the Company	C-1

We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus and any prospectus supplement. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the Canadian securities regulators, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the Canadian securities regulators will automatically update and supersede information in this prospectus and in our other filings with the Canadian securities regulators. We incorporate by reference the documents listed below, which we have already filed with Canadian securities regulators, which documents form an integral part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016;

•	our Proxy Circular dated August 12, 2016, distributed in connection with the annual meeting of shareholders held on September 23, 2016;

•	our Current Reports on Form 8-K filed with the Canadian securities regulators on July 27, 2016 (Item 8.01 only), September 23, 2016, November 3, 2016 (Item 8.01 only) and December 9, 2016;

•

our Current Report on Form 8-K filed with the Canadian securities regulators on September 12, 2016 (excluding Item 7.01 and Exhibit 99.1) and our material change report dated October 24, 2016 attaching such Current Report; and

•	the description of OpenText securities contained in OpenText’s Current Report on Form 8-K filed with the Canadian securities regulators on April 24, 2014.

We also deem to be incorporated by reference into this prospectus any future filings we make with the Canadian securities regulators (other than confidential material change reports and press releases (except press releases deemed or stated to be incorporated by reference herein)), with respect to the Company, all updated earnings coverage ratio information, as well as all prospectus supplements disclosing additional or updated information, filed by us subsequent to the date of this prospectus, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC and not filed with the Canadian securities regulators, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document and is filed with the Canadian securities regulators.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

When a new Annual Report on Form 10-K (which also constitutes an annual information form for the purposes of Canadian securities law) is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous Annual Report on Form 10-K and the annual consolidated financial statements and related management’s discussion and analysis for the previous fiscal year, and all Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, interim consolidated financial statements and related management’s discussion and analysis, material change reports, business acquisition reports and information circulars (other than our management information circular prepared in connection with our annual meeting of holders of common shares) filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus. When a new management information circular prepared in connection with our annual meeting of holders of common shares is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous management information circular prepared in connection with an annual meeting of the Company shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101—General Prospectus Requirements) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

A prospectus supplement containing the specific variable terms of an offering of securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the offering of the securities covered by that prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is www.opentext.com. Copies of the documents that are incorporated by reference into this prospectus are also available electronically at www.sedar.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus or any applicable prospectus supplement, information contained on our website is not incorporated by reference into this prospectus and applicable prospectus supplement and should not be considered to be a part of this prospectus or applicable prospectus supplement.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In addition, original purchasers of convertible or exchangeable preference shares, subscription receipts, warrants (unless the warrants are reasonably regarded by the Company as incidental to the applicable offering as a whole), purchase contracts or convertible or exchangeable debt securities (or units comprised partly thereof) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible or exchangeable preference share, subscription receipt, warrant, purchase contract or the convertible or exchangeable debt security. The contractual right of rescission will be further described in any applicable prospectus supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus.

In an offering of convertible or exchangeable preference shares, subscription receipts, warrants, purchase contracts or convertible or exchangeable debt securities (or units comprised partly thereof), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which convertible or exchangeable preference shares, subscription receipts, warrants, purchase contracts or convertible or exchangeable debt securities (or units comprised partly thereof) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE COMPANY

Dated: December 9, 2016

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of Québec; and this amended and restated short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this amended and restated short form prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada, other than Québec.

(signed) “Mark J. Barrenechea”	(signed) “John M. Doolittle”
Chief Executive Officer and Chief Technology Officer	Executive Vice President and Chief Financial Officer

On behalf of the Board of Directors
(signed) “P. Thomas Jenkins”	(signed) “Randy Fowlie”
Director	Director

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses (including counsel fees)	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

In connection with any offering by any selling securityholders under this registration statement, all or a portion of the foregoing expenses may be paid by the registrant, except the selling securityholders will pay any applicable discounts and commissions, as described in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (“CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or another entity. The registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The aforementioned individuals are entitled to indemnification from the registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions set out above. The registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above. The indemnification and any advance of moneys by the registrant may be made in connection with a derivative action only with court approval.

The by-laws of the registrant provide that the registrant may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any director, officer or certain other persons, as the board of directors of the registrant may from time to time determine.

We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

The underwriters or agents on whose behalf the agreements listed as Exhibits 1.01 and 1.02 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of the registrant, and persons controlling the registrant, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to the registrant by any such underwriter or agent or to contribute to payments that may be required to be made in respect of these liabilities.

Item 16.	Exhibits.

See the “Exhibit Index,” which follows the signature page to this registration statement and is herein incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, Ontario, Canada, on the 12th day of December 2016.

OPEN TEXT CORPORATION

By:	/S/ GORDON A. DAVIES
Gordon A. Davies Executive Vice President, Chief Legal Officer and Corporate Development

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one document, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

* (Mark Barrenechea)	Chief Executive Officer, Chief Technology Officer and Director (Principal Executive Officer)	December 12, 2016

/s/ JOHN DOOLITTLE ( John Doolittle)	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	December 12, 2016

/s/ ADITYA MAHESHWARI (Aditya Maheshwari)	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	December 12, 2016

* (P. Thomas Jenkins)	Chairman	December 12, 2016

* (Randy Fowlie)	Director	December 12, 2016

* (Gail E. Hamilton)	Director	December 12, 2016

* (Brian J. Jackman)	Director	December 12, 2016

* (Stephen J. Sadler)	Director	December 12, 2016

Signatures	Title	Date

* (Michael Slaunwhite)	Director	December 12, 2016

* (Katharine B. Stevenson)	Director	December 12, 2016

* (Deborah Weinstein)	Director	December 12, 2016

/s/ MUHI MAJZOUB (Muhi Majzoub)	Authorized Representative in the United States	December 12, 2016

*By:	/S/ GORDON A. DAVIES
Gordon A. Davies as Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement for non-convertible debt securities.

1.2*	Underwriting Agreement for common shares, preference shares, convertible debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts.

2.1	Agreement and Plan of Merger between Open Text Corporation, EPIC Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of OpenText and EasyLink Services International Corporation dated May 1, 2012. (1)

2.2	Agreement and Plan of Merger, dated as of November 4, 2013, among Open Text Corporation, Ocelot Merger Sub, Inc., GXS Group, Inc. and the stockholders’ representative named therein. (2)

2.3	Support Agreement, dated as of November 4, 2013, among GXS Group, Inc., Open Text Corporation, and Global Acquisition LLC. (2)

2.4	Support Agreement, dated as of November 4, 2013, among GXS Group, Inc., Open Text Corporation, CCG Investment Fund, L.P., CCG Associates—QP, LLC, CCG Investment Fund—AI, LP, CCG AV, LLC—Series A, CCG AV, LLC—Series C and CCG CI, LLC. (2)

2.5	Agreement and Plan of Merger, dated as of December 5, 2014, by and among Open Text Corporation, Asteroid Acquisition Corporation and Actuate. (3)

2.6	Agreement and Plan of Merger, dated as of September 12, 2016, by and among Open Text Corporation, EMC Corporation, EMC International Company, and EMC (Benelux) B.V. (17)

4.1	Articles of Amalgamation of the Company. (4)

4.2	Articles of Amendment of the Company. (4)

4.3	Articles of Amendment of the Company. (4)

4.4	Articles of Amalgamation of the Company. (4)

4.5	Articles of Amalgamation of the Company, dated July 1, 2001. (5)

4.6	Articles of Amalgamation of the Company, dated July 1, 2002. (6)

4.7	Articles of Amalgamation of the Company, dated July 1, 2003. (7)

4.8	Articles of Amalgamation of the Company, dated July 1, 2004. (8)

4.9	Articles of Amalgamation of the Company, dated July 1, 2005. (9)

4.10	Articles of Continuance of the Company, dated December 29, 2005. (10)

4.11	By-Law 1 of Open Text Corporation (11)

4.12	Form of Common Share Certificate of Open Text. (4)

4.13*	Form of Preference Share Certificate.

4.14**	Indenture, dated as of April 24, 2014, among Open Text Corporation, Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee.

4.15**	Form of Subordinated Indenture.

4.16	Form of Debt Securities (included in Exhibit 4.14).

4.17	Form of Subordinated Debt Securities (included in Exhibit 4.15).

4.18*	Form of Depositary Share Agreement.

4.19*	Form of Depositary Certificate.

4.20*	Form of Warrant Agreement.

4.21*	Form of Warrant Certificate.

EXHIBIT NUMBER	DESCRIPTION

4.22*	Form of Purchase Contract Agreement.

4.23*	Form of Purchase Contract Certificate.

4.24*	Form of Unit Agreement.

4.25*	Form of Unit Certificate.

4.26*	Form of Subscription Receipt Agreement.

4.27*	Form of Subscription Receipt Certificate.

4.28	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc., dated September 26, 2013. (11)

4.29	Registration Rights Agreement, dated as of November 4, 2013, by and among Open Text Corporation and the principal stockholders named therein, and for the benefit of the holders (as defined therein). (3)

4.30	Indenture, dated as of January 15, 2015, among the Company, the subsidiary guarantors party thereto, Citibank, N.A., as U.S. trustee, and Citi Trust Company Canada, as Canadian trustee (including form of 5.625% Senior Notes due 2023). (12)

4.31	Amended and Restated Credit Agreement among Open Text Corporation and certain of its subsidiaries, the Lenders (as defined therein), Barclays Bank PLC, Royal Bank of Canada, Barclays Capital and RBC Capital Markets, dated as of November 9, 2011. (13)

4.32	First Amendment to Amended and Restated Credit Agreement and Amended and Restated Security and Pledge Agreement, dated as of December 16, 2013, between Open Text ULC, as term borrower, Open Text ULC, Open Text Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender. (14)

4.33	Credit Agreement, dated as of January 16, 2014, among Open Text Corporation, as guarantor, Ocelot Merger Sub, Inc., which on January 16, 2014 merged with and into GXS Group, Inc. which survived such merger, as borrower, the other domestic guarantors party thereto, the lenders named therein, as lenders, Barclays Bank PLC, as sole administrative agent and collateral agent, and with Barclays and RBC Capital Markets, as lead arrangers and joint bookrunners. (15)

4.34	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2014, between Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender. (16)

4.35	Indenture, dated as of May 31, 2016, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee (including form of 5.875% Senior Notes due 2026). (18)

4.36	Amended and Restated Shareholder Rights Plan Agreement between open Text Corporation and Computershare Investor Services, Inc. dated September 23, 2016. (19)

4.37***	Supplemental Indenture, dated as of December 9, 2016, to the Indenture governing 5.625% Senior Notes due 2023, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee.

4.38***	Supplemental Indenture, dated as of December 9, 2016, to the Indenture governing 5.875% Senior Notes due 2026, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee.

5.1**	Opinion of Blake, Cassels & Graydon LLP.

EXHIBIT NUMBER	DESCRIPTION

5.2**	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

12.1***	Statement of Computation of Ratios of Earnings to Combined Fixed Charges and Preference Dividends.

23.1***	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers LLP. (20)

23.3	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on the signature page hereof)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee for the senior debt securities.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the co-trustee for the senior debt securities.

25.3****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee for the subordinated debt securities.

25.4****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the co-trustee for the subordinated debt securities.

*	To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.

****	To be filed in accordance with the Trust Indenture Act of 1939, as amended.

(1)	Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 3, 2012 and incorporated herein by reference.

(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K/A, as filed with the SEC on November 6, 2013 and incorporated herein by reference.

(3)	Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on December 5, 2014 and incorporated herein by reference

(4)	Filed as an Exhibit to the Company’s Registration Statement on Form F-1 (Registration Number 33-98858) as filed with the SEC on November 1, 1995 or Amendments 1, 2 or 3 thereto (filed on December 28, 1995, January 22, 1996 and January 23, 1996, respectively), and incorporated herein by reference.

(5)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 28, 2001 and incorporated herein by reference.

(6)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 30, 2002 and incorporated herein by reference.

(7)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 29, 2003 and incorporated herein by reference.

(8)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 13, 2004 and incorporated herein by reference.

(9)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 27, 2005 and incorporated herein by reference.

(10)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on February 3, 2006 and incorporated herein by reference.

(11)	Filed as an Exhibit to the Company’s Report on Form 8-K, as filed with the SEC on September 26, 2013 and incorporated herein by reference.

(12)	Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on January 15, 2015 and incorporated herein by reference.

(13)	Filed as an Exhibit to the Company’s Report on Form 8-K, as filed with the SEC on November 9, 2011 and incorporated herein by reference.

(14)	Filed as an Exhibit to the Company’s Report on Form 8-K, as filed with the SEC on December 20, 2013 and incorporated herein by reference.

(15)	Filed as an Exhibit to the Company’s Report on Form 8-K, as filed with the SEC on January 16, 2014 and incorporated herein by reference.

(16)	Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on December 23, 2014 and incorporated herein by reference.

(17)	Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on September 13, 2016 and incorporated herein by reference.

(18)	Filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 31, 2016 and incorporated herein by reference.

(19)	Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on September 23, 2016 and incorporated herein by reference.

(20)	Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on December 12, 2016 and incorporated herein by reference.